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		% of pool	average LTV	CLTV above 80%	CLTV above 90%	% full doc	% owner occ	ave wac	% below 100k	% above 500k	% IO	ave DTI	DTI > 45%
A	FICO below 600	30.51	75.45	22.49	9.07	62.18	97.62	8.010	11.50	8.39	10.66	41.57	40.15
	FICO below 580	20.30	73.92	17.69	5.50	60.85	97.52	8.179	9.65	7.68	2.71	41.77	40.82
	FICO below 560	13.84	73.68	16.24	5.18	59.75	97.85	8.459	9.51	4.78	1.48	41.70	39.80

		% of pool	average LTV	FICO <600	FICO < 575	% full doc	% owner occ	ave wac	% below 100k	% above 500k	% IO	ave DTI	DTI > 45%	CLTV above 80%	CLTV > 90%
B	LTV above 85%	20.01	93.45	16.84	9.28	57.12	86.95	7.5460	5.63	15.59	32.87	41.79	40.61	100.00	54.76
	LTV above 90%	10.96	96.59	16.24	7.45	69.11	91.46	7.8260	7.21	8.79	32.26	41.99	40.38	100.00	100.00
	LTV above 95%	4.00	99.79	4.09	0.38	77.52	98.35	8.0580	6.67	2.96	34.85	41.88	37.52	100.00	100.00

		% of pool	average LTV	FICO <600	FICO < 575	% full doc	% owner occ	ave wac	% below 100k	% above 500k	% IO	ave DTI	DTI > 45%	CLTV above 80%	CLTV > 90%
C	DTI > 40%	62.67	79.61	30.36	18.88	51.92	94.11	7.1890	8.01	17.28	28.76	46.98	62.23	33.19	15.18
	DTI > 45%	39.00	79.92	31.42	19.42	59.72	93.10	7.1890	7.52	17.71	25.86	49.63	100.00	34.99	15.25
	DTI > 50%	15.60	79.84	32.89	20.91	77.12	92.10	7.2030	7.61	15.39	23.28	52.93	100.00	35.04	18.26

D		% of pool	average LTV	FICO <600	FICO < 575	% full doc	% owner occ	ave wac	% below 100k	% above 500k	% IO	ave DTI	DTI > 45%	CLTV > 80%	CLTV > 90%
	Non Owner Occ	6.71	80.43	10.85	6.79	35.23	0.00	7.5280	9.35	13.02	3.05	40.27	40.13	45.42	14.03
	Stated Docs	46.66	77.20	24.22	15.70	0.00	91.07	7.0210	4.13	22.51	32.29	40.93	32.83	27.40	8.19
	Loans below 100k	9.19	85.80	38.18	19.57	78.04	93.17	9.3930	100.00	0.00	0.66	39.51	31.92	55.75	46.83
	IO Loans	27.37	80.86	11.89	1.33	43.40	99.25	6.4470	0.22	28.40	100.00	41.94	36.85	33.83	12.92

E	When do IOs reset
	Months to next reset (arms only)	Count	Balance ($)	% of Balance	WAC	Remaining Term	WA CLTV	WA FICO
	12 - 17	1	235,000	0.02	6.500	352	58.75	613
	18 - 23	613	204,621,493	21.13	6.498	357	81.31	653
	30 - 35	35	13,202,589	1.36	6.327	357	79.99	672
	55 - 60	90	32,488,481	3.36	6.191	357	79.95	671
	Total:	739	250,547,563	25.88	6.449	357	81.05	656

F	Is DTI off current mortgage rate for IO

G	Summary of pool per grades
	Credit Grade	Count	Balance ($)	% of Balance	WAC	Remaining Term	WA CLTV	WA FICO
	A	211	42,808,444	4.42	7.718	357	73.98	572
	AA	499	98,342,995	10.16	7.609	356	77.64	580
	AAA	1	476,000	0.05	6.850	358	85.00	637
	AA+	4022	767,757,972	79.30	7.017	356	80.07	646
	B	200	37,464,448	3.87	8.637	355	73.59	553
	C	90	14,381,495	1.49	8.893	354	68.97	566
	CC	43	6,947,361	0.72	9.789	357	61.26	551
	Total:	5066	968,178,714	100.00	7.219	356	79.00	631

H	What are top 10 cities and average strats for each
	Top 10 Cities of Overall Pool	Count	Balance ($)	% of Balance	WAC	Remaining Term	WA CLTV	WA FICO
	LOS ANGELES	37	15,018,891.63	1.55	6.492	357	70.68	634
	BROOKLYN	30	10,395,833.47	1.07	7.278	356	74.08	623
	SAN JOSE	21	8,996,507.61	0.93	6.668	357	75.63	647
	SAN DIEGO	20	8,055,368.53	0.83	6.097	357	74.70	654
	MIAMI	41	7,894,647.78	0.82	7.430	357	72.64	607
	BRONX	20	6,240,528.89	0.64	7.158	351	82.60	659
	SACRAMENTO	21	6,024,623.66	0.62	6.832	357	80.16	629
	ORLANDO	35	5,706,518.48	0.59	7.362	354	79.93	628
	MORENO VALLEY	21	5,196,798.11	0.54	6.675	357	77.96	616
	LAS VEGAS	21	5,106,885.28	0.53	7.352	357	82.73	618
	Total:	267	78,636,603.44	8.12	6.880	356	75.91	632

I	What % of pool are LTV above 90% and stated doc, IO, FICO below 600 or NOO?
	CLTV > 90	Loans	Balance ($)	% of Balance	Rate (%)	% stated Doctype	% IO Loans	% non-owner Occupied	% Fico Less Than 600
		1482	$143,284,663.69	14.80	8.510	25.82	23.89	6.35	18.70

J	What is max LTv fo stated income and minimum FICO for stated income?
	MAX LTV, STATED INC.	100%
	MIN FICO, STATED INC.	500

K	What is min FICO for loans above 90% LTV
	Min Fico for ltv greater than 90:	500

L	Seasoning hisotry - any over 3m? YES

M	Excess spread?

N	what is available funds cap schedule at forwards +200, fixed prepay at 50% CPR, ARM pay at 125% CPR

O	Please specify as part of the strats , silent seconds, second liens, MH, ]